                                                Registration No. 333-___________
        As filed with the Securities and Exchange Commission on May 7, 1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                             ----------------------------

                                       FORM S-8
                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------------

                          COMMUNITY FIRST BANKSHARES, INC.
                (Exact name of registrant as specified in its charter)

          DELAWARE                                    46-0391436
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

                                   520 MAIN AVENUE
                            FARGO, NORTH DAKOTA 58124-0001
                (Address of Principal Executive Offices and Zip Code)
                             ----------------------------

                COMMUNITY FIRST BANKSHARES, INC. 1996 STOCK OPTION PLAN
               COMMUNITY FIRST BANKSHARES, INC. 401(k) RETIREMENT PLAN
                              (Full title of the Plans)
                             ----------------------------

                                 DONALD R. MENGEDOTH
                                      PRESIDENT
                           COMMUNITY FIRST BANKSHARES, INC.
                                   520 MAIN AVENUE
                              FARGO, NORTH DAKOTA 58103
                                    (701) 298-5600
 (Name, address and telephone number, including area code, of agent for service)

                                       COPY TO:
                                   Patrick Delaney
                             Lindquist & Vennum P.L.L.P.
                                   4200 IDS Center
                                Minneapolis, MN  55402
                                    (612) 371-3211
                             ----------------------------

                           CALCULATION OF REGISTRATION FEE


                                         Proposed           Proposed
 Title of                                 Maximum            Maximum
Securities            Amount              Offering          Aggregate            Amount of
  to be               to be                Price             Offering           Registration
Registered          Registered          Per Share (1)       Price (1)               Fee
---------------------------------------------------------------------------------------------
Common Stock     3,000,000 shares(2)       $50.265625       $125,664,062.50(3)   $37,071(3)
$.01 Par Value
---------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sale prices of the Common Stock of Community First Bankshares, Inc. (the "Company") on the Nasdaq National Market on May 6, 1998.

(2) Includes 2,000,000 shares offered pursuant to the 1996 Stock Option Plan and an aggregate 1,000,000 shares offered pursuant to the 401(k) Retirement Plan. On February 3, 1998, the Board of Directors of the Company approved a two-for-one stock split in the form of a 100% dividend on the outstanding shares of common stock of the Company. The dividend is payable on May 15, 1998 to shareholders of record on May 1, 1998. The dividend also was subject to shareholder approval of an amendment increasing the Company's authorized common stock, which was effected on April 28, 1998. The stock dividend will effectively double the number of outstanding shares issued and issuable pursuant to the 1996 Stock Option Plan and the 401(k) Retirement Plan on May 1, 1998, to a total of 6,000,000 shares. Pursuant to Rule 416, the additional 3,000,000 shares will be deemed registered under this Registration Statement.

(3) Registration fees are being paid with respect to an aggregate 2,500,000 shares (Aggregate Offering Price of $125,664,062.50), consisting of 2,000,000 shares under the Company's 1996 Stock Option Plan and 500,000 shares under the Company's 401(k) Retirement Plan. Registration fees were previously paid with respect to 500,000 shares registered on May 26, 1992 on Form S-8 (Commission File No. 33-48160) under the Company's 401(k) Retirement Plan.


           INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

     A Registration Statement on Form S-8 (Commission File No. 33-48160) was filed with the Securities and Exchange Commission on May 26, 1992 covering the registration of 500,000 shares initially authorized for issuance under the Company's 401(k) Retirement Plan. Pursuant to Rule 429 and General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 500,000 shares authorized under the Company's 401(k) Retirement Plan. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.


                                        PART I

     Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                       PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended on Form 10-K/A filed with the Commission on March 27, 1998;

     (b) The Company's Annual Report on Form 11-K for the 401(k) Retirement Plan for the year ended December 31, 1996;

     (c) The Definitive Proxy Statement dated March 10, 1998 for the Annual Meeting of Shareholders held on April 28, 1998;

     (d) The description of the Company's Common Stock and undesignated Preferred Stock, as set forth on its Form 8-A Registration Statement filed with the Commission on April 7, 1994, as amended on September 19, 1994;

     (e) The description of the Company's Preferred Stock Purchase Rights, as set forth in the Company's Form 8-A Registration Statement filed with the Commission on January 9, 1995; and

     (f) The Company's Current Report on Form 8-K, filed with the Commission on May 6, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Lindquist & Vennum P.L.L.P. is rendering its opinion as to the validity of the shares being registered hereby. Patrick Delaney, a partner of Lindquist & Vennum P.L.L.P., is a director and holder of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended and Restated Bylaws (the "Bylaws") provide that the Company shall indemnify, to the full extent permitted by law, any person against liabilities arising from their service as directors, officers, employees or agents of the Company. Section 145 of Delaware Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that the indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     The Certificate and the Bylaws provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this provision related to director's liability shall not adversely affect any right or protection of a director of the Company existing immediately prior to such repeal or modification. Further, if Delaware Law shall be repealed or modified, the elimination of liability of a director provided in the Certificate and the Bylaws shall be to the fullest extent permitted by Delaware Law, as so amended.

     Pursuant to Registration Rights Agreements with certain stockholders of the Company, the Company has agreed to indemnify such stockholders against certain liabilities, including liabilities under the Securities Act or otherwise. For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
-------

                                         II-2

     5(a). Opinion and Consent of Lindquist & Vennum P.L.L.P. as to the legality of the securities being registered.

     5(b). Pursuant to Item 8(b) of the Form S-8, no opinion is included regarding tax or ERISA matters. The Company has submitted the 401(k) Retirement Plan and any amendment thereto to the Internal
               Revenue Service (the "IRS") in a timely manner and has made all changes required by the IRS in order to qualify the 401(k)
               Retirement Plan.

     10(a)     Community First Bankshares, Inc. 1996 Stock Option Plan
               (incorporated by reference to Exhibit 10.15 of the Company's
               Annual Report on Form 10-K for the year ended December 31, 1995).

     23(a).    Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit
               5(a)).

     23(b).    Consent of Ernst & Young LLP, independent public accountants.

     23(c).    Consent of Arthur Andersen LLP, independent public accountants.

     24        Power of Attorney (included on signature page).

     99.1 Report of Arthur Andersen LLP regarding financial statements of Mountain Parks Financial Corp.


ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on the 6th day of May, 1998.

                              COMMUNITY FIRST BANKSHARES, INC.

                              By /s/ Donald R. Mengedoth
                                ----------------------------------------------
                                  Donald R. Mengedoth, President, Chief
                                  Executive Officer and Chairman of the Board

                                  POWER OF ATTORNEY

     The undersigned officers and directors of Community First Bankshares, Inc. hereby constitute and appoint Donald R. Mengedoth and Mark A. Anderson with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the date and in the capacities indicated.

Signature
---------


/s/ Donald R. Mengedoth                           Dated:    May 6, 1998
----------------------------------------
Donald R. Mengedoth, President, Chief
Executive Officer, Chairman of the Board
of Directors and Director
(Principal Executive Officer)


/s/ Mark A. Anderson                              Dated:    May 6, 1998
----------------------------------------
Mark A. Anderson, Executive Vice President,
Chief Financial Officer, Chief Information
Officer and Secretary
(Principal Financial and Accounting Officer)


/s/ Patricia A. Adam                              Dated:    May 6, 1998
----------------------------------------
Patricia A. Adam, Director

/s/ James T. Anderson                             Dated:    May 6, 1998
----------------------------------------
James T. Anderson, Director


/s/ Patrick E. Benedict                           Dated:    May 6, 1998
----------------------------------------
Patrick E. Benedict, Director


/s/ Patrick Delaney                               Dated:    May 6, 1998
----------------------------------------
Patrick Delaney, Director


/s/ John H. Flittie                               Dated:    May 6, 1998
----------------------------------------
John H. Flittie, Director


/s/ Darrell G. Knudson                            Dated:    May 6, 1998
----------------------------------------
Darrell G. Knudson, Director


/s/ Dennis M. Mathisen                            Dated:    May 6, 1998
----------------------------------------
Dennis M. Mathisen, Director


/s/ Thomas C. Wold                                Dated:    May 6, 1998
----------------------------------------
Thomas C. Wold, Director


/s/ Harvey L. Wollman                             Dated:    May 6, 1998
----------------------------------------
Harvey L. Wollman, Director

     THE PLAN.     Pursuant to the Securities Act of 1933, trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on May 6, 1998.

                                        THE COMMUNITY FIRST BANKSHARES, INC.
                                        401(k) RETIREMENT PLAN

                                        By: Community First Bankshares, Inc.
                                               Plan Administrator

                                        By   /s/ Mark A. Anderson
                                           ------------------------------------
                                               Mark A. Anderson
                                        Its Executive Vice President
                                           ------------------------------------